UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TRACK GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

200 E. 5th Avenue, Suite 100

Naperville, Illinois 60563

(877) 260-2010

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF TRACK GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders of Track Group, Inc.:

This Notice and the enclosed Information Statement are being distributed to the holders of record of shares of common stock, par value $0.001 per share (“Common Stock”), of Track Group, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), as of the close of business on March 19, 2026 (the “Record Date”), pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our shareholders that the following action (the “Corporate Action”) was approved by written consent of a majority of our outstanding voting securities (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Action by our Board of Directors:

(i)

an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 30,000,000 shares to 60,000,000 shares.

As of the Record Date, we had 11,863,758 issued and outstanding shares of Common Stock on a fully diluted basis (excluding options, restricted stock grants and warrants). The approval by written consent of the Majority Shareholders constitutes the only shareholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws to approve the Corporation Action. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Action, and no consents or proxies are being requested from our shareholders. The Board of Directors’ authority to implement the Corporation Action will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our shareholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: A copy of the Information Statement is available at: www.sec.gov.

By Order of the Board of Directors,

/s/ Derek Cassell
Derek Cassell
Chief Executive Officer

Naperville, Illinois

[●], 2026

200 E. 5th Avenue, Suite 100

Naperville, Illinois 60563

(877) 260-2010

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Track Group, Inc., a Delaware Corporation (the “Company”, “we”, “our” or “us”), to the holders of record of shares of our common stock, par value $0.001 per share (“Common Stock”), as of the close of business on March 19, 2026 (the “Record Date”), to provide information with respect to the following action (the “Corporate Action”) that were approved by majority of our outstanding voting securities (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Action by our Board of Directors acting by written consent:

(i)

an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 30,000,000 shares to 60,000,000 shares.

Our Board of Directors’ authority to implement the Corporate Action will not become effective until 20 calendar days after this Information Statement is first mailed or otherwise delivered to our shareholders of record as of the close of business on the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and our Amended Bylaws (the “Bylaws”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consent to such action in writing.

Accordingly, approval of the Corporate Action required the affirmative vote or approval by written consent of a majority of our issued and outstanding voting securities on an as-converted basis. On the Record Date, the Company had 11,863,758 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share.

Our Board of Directors approved the Corporate Action by unanimous resolution, subject to shareholder approval, on March 19, 2026, and on March 31, 2026 we received executed written consents approving the Corporate Action from holders of our Common Stock representing 6,208,060 voting shares, or approximately 52.33% of our outstanding voting class.

We have obtained all corporate approvals necessary to approve and authorize the Corporation Action. We are not seeking written consent from any other shareholder, and each of the Company’s shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising our shareholders of the approval of the Corporation Action by written consent and giving shareholders notice of the Corporation Action as required by Section 228(e) of the DGCL and Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF CORPORATE ACTION

______________________________

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

General

Our Certificate of Incorporation currently authorizes a total of 30,000,000 shares of Common Stock for issuance. Effective as of March 19, 2026 and March 31, 2026, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares, resulting in a total increase of 30,000,000 shares of Common Stock (the “Charter Amendment”). The Company is not increasing the number of authorized shares of Preferred Stock. The increase in the number of authorized shares of Common Stock will become effective upon filing the Certificate of Amendment with the Delaware Division of Corporations, which will reflect the 30,000,000 share increase in the number of authorized shares of our Common Stock.  The Certificate of Amendment is provided with this Information Statement as Annex A.

Purpose of and Rationale for Capital Increase

The Company is currently evaluating potential strategic transactions to (i) secure additional capital in both the near and long-term, through public or private securities offerings to fund our working capital requirements; and (ii) refinance or restructure certain of its outstanding debt obligations; however, no assurances can be given that any such transaction will be consummated. The Company currently does not intend to file the Charter Amendment unless and until it is needed in connection with a future financing or strategic transaction as referenced above, provided that the Company reserves the right to change its intention regarding the filing of the Charter Amendment. As of the Record Date, 11,863,758 shares of Common Stock were issued and outstanding on a fully diluted basis. The above does not include any shares that may be issued under the Company’s 2022 Omnibus Equity Incentive Plan.

The objective of the Charter Amendment is to ensure we have a sufficient number of shares authorized for future issuances, including the aforementioned potential transactions, as well as to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers and other corporate purposes, as well as to avoid the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny us the flexibility that the Board of Directors views as important in facilitating the effective use of our securities.

We may desire to issue and sell shares of our Common Stock in capital raising transactions. These financings are often conducted at a discount to the prevailing market price of our Common Stock. The last reported sales price of our Common Stock was $0.45 per share on March 30, 2026, as reported on the OTCQB Venture Markets. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, may require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing shareholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that the issuance of shares of Common Stock is desirable and in the best interests of shareholders.

Effect of Charter Amendment

The increase of our authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. Our Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of our shareholders, except as provided under the DGCL or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock is then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current shareholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock. It may also adversely affect the market price of our Common Stock. However, in the event additional shares are issued in transactions that position us to take advantage of favorable business opportunities or provide working capital sufficient to allow us to pursue and/or expand our business plan, the market price of our Common Stock may increase.

The Charter Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our Common Stock and Preferred Stock.

Anti-Takeover Effects

Although the Charter Amendment is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable our Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which our Board of Directors determines is not in the best interests of the Company and its shareholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuance of shares of our Common Stock without further action by the shareholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company’s Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Common Stock.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of 30,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

Common Stock

As of March 19, 2026, there were 11,863,758 shares of Common Stock outstanding. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive, ratably, any dividends that may be declared by our Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to receive, ratably, the Company’s net assets available after the payment of all debts and other liabilities, and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 20,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

On October 12, 2017, the Company filed a Certificate of Designation of the Relative Rights and Preferences (“Series A COD”) with the Delaware Division of Corporations, designating 1,200,000 shares of the Company’s Preferred Stock as Series A Preferred. Shares of Series A Preferred rank senior to the Company’s Common Stock, and all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A Preferred.

Except with respect to transactions upon which holders of the Series A Preferred are entitled to vote separately as a class under the terms of the Series A COD, the Series A Preferred has no voting rights. The shares of Common Stock into which the Series A Preferred is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our Common Stock.

The Series A Preferred has no separate dividend rights; however, whenever the Board declares a dividend on the Company’s Common Stock, if ever, each holder of record of a share of Series A Preferred shall be entitled to receive an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred could be converted on the record date.

Each share of Series A Preferred has a liquidation preference of $35.00 per share, and is convertible, at the holder’s option, into ten shares of the Company’s Common Stock, subject to adjustments as set forth in the Series A COD, at any time beginning five hundred and forty days after the date of issuance.

As of March 19, 2026, no shares of Series A Preferred were issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information regarding beneficial ownership as of the Record Date of our Common Stock by (i) each stockholder known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each of our Named Executive Officers, as such term is defined in Item 402(a)(3) of Regulation S-K, serving as of the Record Date; (iii) each of our directors serving as of the Record Date; and (iv) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own. As of the Record Date, the applicable percentage ownership is based on 11,863,758 shares of our Common Stock issued and outstanding.

	Common Stock
Name and Address of Beneficial Owner (1)	Shares	%

Directors and Named Executive Officers:
Derek Cassell	317,209	2.7%
James A. Berg	-	*
Timothy Hardy	-	*
Matt Swando	205,340	1.7%
Arthur J. Gigler	100,000	*
Karen Macleod	73,744	*
Peter Poli	187,241	1.6%
All directors and executive officers as a group (7 persons)	883,534	7.4%

5% Beneficial Owners:
ETS Limited (2)	4,706,579	39.7%
Conrent Invest S.A., Compartment Track-PPN (3)	1,446,447	12.2%
CRC Founders Fund, LP (4)	691,691	5.8%

* Less than 1%

(1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563.

(2)

The business address of ETS Limited, a wholly owned subsidiary of ADS Securities LLC, is c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. As controlling shareholder of ADS Holding LLC, the controlling shareholder of ADS Securities, LLC, ADQ Financial Services LLC may be deemed to have beneficial ownership over the shares reported herein. Number of shares is based on Amendment No. 5 to Schedule 13D filed by ADQ Financial Services LLC on December 26, 2024.

(3)

Includes 1,370,697 shares held by Track-PPN, a compartment of Conrent Invest S.A., and 75,000 shares held by Conrent Invest S.A. directly. The business address of Conrent Invest S.A is 2, Rue des Gaulois, L-1618 Luxembourg (Luxembourg). The owner of Conrent is Conrent Invest Trust, an Irish charitable trust for which Constitutional Trustees Limited (“Constitutional”) acts as trustee. The Conrent Invest Trust is a charitable trust with no named beneficiaries where any dividend or other distribution received by Constitutional will be distributed in its entirety to charity. Information is based on Amendment No. 2 to Schedule 13D filed by Conrent on March 25, 2024.

(4)

Denver J. Smith is the Lead Manager for the CRC Founders Fund, LP, an investment partnership, and has the shared power to vote and dispose of the shares held by the CRC Founders Fund, LP. The business address of CRC Founders Fund, LP is 1040 S Gaylord Street, Suite 25, Denver, CO, 80209. Information is based on the Schedule 13D filed by CRC Founders Fund, LP on January 16, 2025.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on or after [●], 2026.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address first noted in this Information Statements, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRACK GROUP, INC.

Track Group, Inc., (the “Corporation”) a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:         This Certificate of Amendment amends the provisions of the Corporations Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and shall be effective immediately upon filing with the Secretary of State for the State of Delaware.

THIRD: The Corporation hereby amends the following provision of Certificate of Incorporation by deleting Section 4A in its entirety and replacing it with the following new paragraph:

“A.         Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is Eighty Million (80,000,000), of which Sixty Million (60,000,000) shall be designated as Common Stock, par value $0.0001 per share (“Common Stock”), and Twenty Million (20,000,000) shall be designated as Preferred Stock, par value $0.0001 per share (“Preferred Stock”)..”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this [ ] day of [         ], 2026.

Derek Cassell
Chief Executive Officer